UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES ACT OF 1934

Date of Report (date of earliest event reported):  April 3, 2001

                                  IGI, INC.
           (Exact name of registrant as specified in its charter)

            DELAWARE                  1-08568              01-0355758
(State or other jurisdiction of     (Commission          (IRS Employer
 incorporation or organization)     File Number)     Identification Number)

      WHEAT ROAD AND LINCOLN AVENUE                          08310
           BUENA, NEW JERSEY
(Address of principal executive offices)                   (Zip Code)

                               (856) 697-1441
            (registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                             Yes [X]      No [ ]

Item 5.  Other Events.

      On April 16, 2001, Robert E. McDaniel submitted his resignation as Chief Executive Officer and Secretary of the Company. Mr. McDaniel will provide consulting services to the Company and will remain as a nominee to serve on the Company's Board of Directors. The Executive Committee of the Board of Directors has designated John Ambrose, President, to serve as Interim Chief Executive Officer, pending action by the full Board of Directors on a permanent Chief Executive Officer. The Board is expected to consider the matter following the annual meeting of shareholders on May 16, 2001.

      As previously reported, IGI, Inc. (the "Company") and its affiliates, IGEN, Inc., Immunogenetics, Inc. and Blood Cells, Inc. (collectively, the "Affiliates") have entered into a Loan and Security Agreement dated October 29, 1999, as previously amended (the "Senior Debt Agreement") and certain related agreements with Fleet Capital Corporation (the "Senior Lender"). The Company and the Affiliates have also entered into a Note and Equity Purchase Agreement dated October 29, 1999, as previously amended (the "Subordinated Debt Agreement") with American Capital Strategies, Ltd. ("ACS"). The Senior Loan Agreement and the Subordinated Debt Agreement contain various affirmative and negative covenants, such as minimum tangible net worth and minimum fixed charge coverage ratios. At December 31, 2000, the Company was not in compliance with certain of those covenants.

      The Company and the Affiliates have entered into a Fourth Amendment to Loan and Security Agreement (the "Fourth Senior Amendment") with the Senior Lender. The Fourth Senior Amendment makes a number of changes to the Senior Loan Agreement, including, without limitation, a reduction of the revolving facility limit from $12 million to $5 million, a reduction in the eligible inventory against which borrowings may be made from $4 million to $3 million, changes in the financial covenants, a rescheduling of payments under the term loan A note, the addition of a letter of credit facility and the waiver of specified past defaults.

      The Company and the Affiliates have also entered into an Amendment No. 4 to Note and Equity Purchase Agreement with ACS (the "Fourth
Subordinated Amendment") which, among other things, revises the financial covenants, increases the rate of capitalized interest and waives the non-compliance with financial covenants at December 31, 2000.

      Pursuant to the Subordinated Debt Agreement, ACS currently has the right to designate one person as a nominee to serve on the Company's Board of Directors. ACS has made such a designation, and the Company intends to implement it by action of the Board of Directors after the annual meeting of shareholders.

                              LIST OF EXHIBITS

Exhibit Number                           Description
--------------                           -----------

    99.1 Fourth Amendment to Loan and Security Agreement dated as of February 28, 2001 by and among IGI, Inc., IGEN, Inc., Immunogenetics, Inc., Blood Cells, Inc. and Fleet Capital Corporation.

    99.2 Amendment No. 4 to Note and Equity Purchase Agreement dated as of February 28, 2001 by and among IGI, Inc., IGEN, Inc., Immunogenetics, Inc., Blood Cells, Inc., American Capital Strategies, Ltd. and ACS Funding Trust I.

    99.3 Notice from American Capital Strategies, Ltd. dated April 6, 2001 of designation of John W. Freal to serve on IGI, Inc. Board of Directors.

                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       IGI, Inc.

April 17, 2001                         By:  /S/ Domenic N. Golato
                                            Domenic N. Golato,
                                            Chief Financial Officer